Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 13, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Honeywell International Inc's Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 11, 2015

PricewaterhouseCoopers LLP, 400 Campus Drive, P.O. Box 988, Florham Park, NJ 07932
T: (973) 236 4000, F: (973) 236 5000, www.pwc.com/us